MORGAN
&COMPANY
Chartered Accountants

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Anticus International Corporation Stock Compensation Plan 2005, of our report, dated October 6, 2004, relating to the financial statements, which appear in the Annual Report on Form 10-KSB of Anticus International Corporation for the year ended June 30, 2004.

“Morgan & Company”
Chartered Accountants

Vancouver, Canada
June 23, 2005

Tel: (604) 687-5841	MEMBER OF	P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075	jhi	Suite 1488 – 700 West Georgia Street
www.morgan-cas.com		Vancouver, B.C. V7Y 1A1